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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference of our report dated January 28, 2002 in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors with respect to the consolidated financial statements of Martin Marietta Materials, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                             ----------------------------------
                                             Ernst & Young LLP


April 3, 2002